                                                                      EXHIBIT 42

                           VISIGENIC SOFTWARE, INC.

                         REGISTRATION RIGHTS AGREEMENT











                                                   REGISTRATION RIGHTS AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
1.   Registration Rights.............................................  2
          Certain Definitions........................................  2
          (a)    "Commission"........................................  2
          (b)    "Exchange Act"......................................  2
          (c)    "Holder"............................................  2
          (d)    "Securities Act"....................................  2
          (e)    "Registrable Securities"............................  2
          (f)    The terms "register", "registered" and "registration" 2
          (g)    "Registration Expenses".............................  2
          (h)    "Selling Expenses"..................................  3
     1.2  Piggyback Registration.....................................  3
     1.3  Expenses of Registration...................................  4
     1.4  Registration Procedures....................................  4
     1.5  Delay of Registration......................................  4
     1.6  Indemnification............................................  4
     1.7  Lockup Agreement...........................................  7
     1.8  Information by Holder......................................  7
     1.9  Rule 144 Reporting.........................................  7
     1.10 Transfer of Registration Rights............................  7
     1.11 Termination of Registration Rights.........................  8
     1.12 Other Registration Rights..................................  8

2.   Miscellaneous...................................................  9
     2.1  Waivers and Amendments.....................................  9
     2.2  Governing Law..............................................  9
     2.3  Successors and Assigns.....................................  9
     2.4  Entire Agreement...........................................  9
     2.5  Notices, etc..... .........................................  9
     2.6  No Waivers................................................. 10
     2.7  Separability............................................... 10
     2.8  Titles and Subtitles....................................... 10
     2.9  Counterparts............................................... 10
     2.10 Attorneys' Fees............................................ 10




                                                   REGISTRATION RIGHTS AGREEMENT

                            VISIGENIC SOFTWARE, INC.

                         REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement is entered into as of March 31, 1993 by and among VISIGENIC SOFTWARE, INC., a Delaware corporation, with its principal office located at 951 Mariner's Island Boulevard, San Mateo, California 94404 (the "Company") and each of the investors who has executed a signature page to this Agreement that has been countersigned on behalf of the Company (referred to below collectively as the "Purchasers" and each, individually, as a "Purchaser").


                                   RECITALS:
                                   --------

     A. The Company and the Purchasers are entering into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") pursuant to which, subject to the satisfaction of certain conditions, the Purchasers are agreeing to purchase from the Company a total of up to 1,606,000 shares of Series A Preferred Stock of the Company (the "Preferred Shares") on the terms set forth in the Purchase Agreement.

     B. The Company has issued shares of Common Stock to its founder, Roger J. Sippl, and to its current employees and plans to issue additional shares of Common Stock to its employees, directors and consultants in the future.

     C. The Company expects to issue shares of its capital stock to investors in the future, if investors are willing to invest in the Company. By this Agreement, the Company, the holders of outstanding Common Stock, and the Purchasers desire to authorize the Company either to grant such investors: (i) registration rights under this Agreement, or (ii) other registration rights, which may be more favorable to such investors than the rights set forth in this Agreement, in each case without the need to obtain any consent of other parties to this Agreement.

     D. By this Agreement, the Company, the holders of outstanding Common Stock, and the Purchasers desire to provide for registration rights with respect to: (i) outstanding shares of Common Stock, (ii) shares of Common Stock issued to the Company's employees, directors and consultants in the future, to the holders of which the Company grants registration rights under this Agreement,
(iii) shares of Common Stock issuable upon conversion of the Preferred Shares, and (iv) shares of capital stock issued by the Company in the future, to the holders of which the Company grants registration rights, all on the terms set forth below.


                                                   REGISTRATION RIGHTS AGREEMENT

                                 AGREEMENT:
                                 ---------

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

          1.   Registration Rights.
               -------------------

               1.1  Certain Definitions.  As used in this Agreement, the
               -------------------
following terms will have the following respective meanings:

                    (a) "Commission" will mean the Securities and Exchange
                         ----------
Commission or any other federal agency at the time administering the Securities Act.

                    (b) "Exchange Act" will mean the Securities Exchange Act
                         ------------
of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same will be in effect at the time.

                    (c) "Holder" will mean any holder of Registrable Securities
                         ------
which have not been sold to the public.

                    (d) "Securities Act" will mean the Securities Act of 1933,
                         --------------
as amended, or any similar federal statute and the rules and regulations thereunder, all as the same will be in effect at the time.

                    (e) "Registrable Securities" means (i) shares of Common
                         ----------------------
Stock outstanding as of the date of this Agreement, (ii) shares of Common Stock issued by the Company after the date of this Agreement to its employees, directors and consultants pursuant to equity incentive arrangements approved by the Company's Board of Directors, to the holders of which the Company grants registration rights under this Agreement, (iii) shares of Common Stock issued or issuable upon conversion of the Preferred Shares, (iv) shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock issued by the Company in the future, to the holders of which the Company grants the registration rights set forth in Section 1 of this Agreement, (v) any shares of common stock of the Company issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the shares identified in the foregoing clauses of this subsection (e) of Section 1.1.

                    (f) The terms "register", "registered" and "registration"
                                   --------    ----------       ------------
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                    (g) "Registration Expenses" will mean all expenses incurred
                         ---------------------
by the Company in complying with this Section 1, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and


                                       2           REGISTRATION RIGHTS AGREEMENT
disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the Holders for each such registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company and excluding the fees of counsel other than one special counsel for the Holders).

                (h) "Selling Expenses" will mean all underwriting discounts and
                     ----------------
selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for a Holder, other than the special counsel referred to in Section 1.1(g) above.

          1.2  Piggyback Registration.
               ----------------------

               (a) If at any time or from time to time, the Company will determine to register any of its securities, other than (i) a registration relating solely to employee benefit plans on Form S-1, S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                    (A) promptly give to each Holder written notice thereof; and

                    (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Subsection 1.2(b).

               (b) Underwriting.  If the registration of which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company will so advise the Holders as a part of the written notice given pursuant to Subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.2 will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will (together with the Company and the other stockholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the Underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's stockholders or exclude such securities entirely. The number of shares that may be included in the registration and underwriting by the Holders will be allocated among the Holders in proportion to the number of Registrable Securities then held by each. If any such stockholder disapproves of the terms of any


                                       3           REGISTRATION RIGHTS AGREEMENT
such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded from such registration.

          1.3  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to
Section 1.2 will be borne by the Company. All Selling Expenses relating to securities registered by the Holders will be borne by the Holders of such securities pro rata on the basis of the number of Registrable Securities so registered.

          1.4  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform each Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

               (a) Keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

               (c) Use its efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          1.5  Delay of Registration.  No Holder will have any right to take any
               ---------------------
action to restrain, enjoin or otherwise delay any registration pursuant to
Section 1.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

          1.6  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out


                                       4           REGISTRATION RIGHTS AGREEMENT
of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, employees, partners, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, in no event will a Holder be liable for any such claims, losses, damages, or liabilities in excess of the proceeds, net of underwriting discounts and commissions, received by such Holder in the offering, except in the event of fraud by such Holder.


                                       5           REGISTRATION RIGHTS AGREEMENT

               (c) Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Subject to the foregoing, the Indemnifying Party will promptly advance all expenses incurred by the Indemnified party in connection with the investigation and defense of any claim as to which indemnity may be sought pursuant to this Agreement after written request therefor (but no earlier than incurred) by the Indemnified Party to the Indemnifying Party. The Indemnified Party will repay such amounts advanced if and to the extent that it is ultimately determined that the Indemnified Party is not entitled to indemnification or contribution under this Agreement.

               (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the relevant public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will be controlling.


                                       6           REGISTRATION RIGHTS AGREEMENT

          1.7  Lockup Agreement.  In consideration for the Company agreeing to
               ----------------
its obligations under this Section 1, each Holder agrees, in connection with the initial registration of the Company's securities, that upon the request of the Company or the Underwriter, such Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or Underwriter, as the case may be, for a period of up to 180 days after the effective date of such registration; provided, however, that such Holder will have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company are required to enter into similar agreements.

          1.8  Information by Holder.  As a condition to the inclusion of their
               ---------------------
Registrable Securities, the Holder or Holders of Registrable Securities included in any registration will furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as will be reasonably required in connection with any registration, qualification or compliance contemplated in Section 1.2 of this Agreement.

          1.9  Rule 144 Reporting.  With a view to making available to the
               ------------------
Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          1.10  Transfer of Registration Rights.  Subject to Section 7 of the
                -------------------------------
Purchase Agreement and corresponding or similar provisions of other agreements


                                       7           REGISTRATION RIGHTS AGREEMENT
entered into by the Company and holders of its securities, the right to cause the Company to register their Registrable Securities granted to the Holders by the Company under Section 1.2 may be assigned by a Holder to an affiliate of the Holder or to a transferee or assignee of the lesser of 50,000 shares or 100% of such Holder's Registrable Securities, as adjusted for any stock split, stock dividend or other recapitalization, so long as the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          1.11 Termination of Registration Rights.  The obligations of the
               ----------------------------------
Company pursuant to this Section 1 will terminate upon the earlier to occur of
(a) the fifth anniversary of the effective date of the Company's first underwritten registered offering to the general public of its securities or, (b) with respect to any Holder, when all of the Registrable Securities of such Holder may be sold under Rule 144 in a three-month period.

          1.12 Other Registration Rights.
               -------------------------

               (a) If the Company issues shares of its Common Stock in the future to its employees, directors and consultants pursuant to equity incentive arrangements approved by the Company's Board of Directors, the Company, when authorized by its Board of Directors, and without any consent or approval of other parties to this Agreement, may grant such employees, directors and consultants registration rights under Section 1 of this Agreement, whereupon such persons will become "Holders", and shares of the Company's Common Stock issued or issuable to them will become "Registrable Securities", for all purposes of this Agreement (including, without limitation, Section 2.1 below).

               (b) If the Company issues shares of its capital stock to investors in the future, the Company, when authorized by its Board of Directors, and without any consent or approval of other parties to this Agreement, may grant such investors: (a) registration rights under Section 1 of this Agreement, whereupon such investors will become "Holders", and shares of the Company's Common Stock issued or issuable to them with respect to such capital stock will become "Registrable Securities", for all purposes of this Agreement (including, without limitation, Section 2.1 below), or (b) other rights with respect to the registration of capital stock held by them, including demand registration rights, which may be more favorable to such investors than the rights set forth in this Agreement are to the Holders.

               (c) Any employee, director, consultant or investor referred to in this Section 1.12 to whom the Company has granted rights under Section 1 of this Agreement will become a party to this Agreement by executing and delivering to the Company a signature page to this Agreement which is then countersigned on behalf of the Company.


                                       8           REGISTRATION RIGHTS AGREEMENT

               (d) Nothing in this Agreement will limit the Company's right to offer, sell and issue its capital stock in the future on terms determined by the Company's Board of Directors, or require any consent or approval of any of the other parties to this Agreement to any of such actions, or obligate the Company to offer or otherwise make available to other holders of its capital stock any such capital stock or rights.

     2.  Miscellaneous.
         -------------

          2.1  Waivers and Amendments.  With the written consent of the Company
               ----------------------
and the record holders of a majority of the outstanding Registrable Securities, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended, and with the same consent the Company, when authorized by its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Any waiver, amendment or supplement to which such consents are obtained will be binding upon all Holders. Upon the effectuation of each such waiver, amendment or supplement, the Company will promptly give written notice thereof to the Holders who have not previously received notice thereof or consented thereto in writing. In addition, each Holder, as to such Holder only, may consent in writing to any such waiver, amendment or supplement, which will be binding upon such Holder. No amendment, waiver or supplement to this Agreement will be effective unless agreed to in writing by the party against whom enforcement is sought or, in the case of any Holder, by such Holder or Holders of a majority of the outstanding Registrable Securities.

          2.2  Governing Law.  This Agreement will be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          2.3  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.4  Entire Agreement.  This Agreement, the exhibits to this Agreement
               ----------------
and the other documents delivered pursuant hereto or incorporated by reference herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior oral and written understandings, agreements and commitments by or between the parties hereto.

          2.5  Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder will be in writing and will be mailed by certified or registered mail, postage prepaid, addressed (a) if to a party other than the Company, at the address of such party set forth on such party's signature page to this Agreement, or at such other address as such party furnishes to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company furnishes to the other parties to this Agreement.


                                       9           REGISTRATION RIGHTS AGREEMENT

          2.6  No Waivers.  No failure on the part of any party to exercise or
               ----------
delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

          2.7  Separability.  If any provision of this Agreement, or the
               ------------
application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

          2.8  Titles and Subtitles.  The titles of the sections and subsections
               --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          2.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original, but all of which together will constitute one instrument.

          2.10 Attorneys' Fees.  In the event of any action, suit or proceeding
               ---------------
for the breach of this Agreement or misrepresentation by any party, the prevailing party will be entitled to reasonable attorneys' fees, costs and expenses incurred in such action, suit or proceeding.


                                      10           REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Agreement as of the day and year first above written.

                                    VISIGENIC SOFTWARE, INC.



                                    By:
                                       -------------------------------
                                          Roger J. Sippl, President



                                    PURCHASER:



                                    Name:
                                         -----------------------------
                                            (Please print or type)


                                    Signature:
                                              ------------------------


                                    ----------------------------------
                                                 Address


                                    ----------------------------------












                                                   REGISTRATION RIGHTS AGREEMENT

                   SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

     This Supplemental Registration Rights Agreement (the "Agreement") is entered into this 10th day of May, 1996, by and among Visigenic Software, Inc., a Delaware corporation (the "Company"), and each of the shareholders of Post Modern (as defined below) who has executed a signature page to this Agreement that has been countersigned on behalf of the Company (referred to below collectively as the "Shareholders" and each, individually, as a "Shareholder").

                                   RECITALS:
                                   --------

     A. The Company has entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which Post Modern Computing Technologies Inc., a California corporation ("Post Modern"), will merge with and into the Company (the "Merger"), and all outstanding shares of common stock of Post Modern held by the Shareholders will be converted into shares of the Company's Common Stock.

     B. The Company has previously entered into a Registration Rights Agreement (the "Rights Agreement") dated March 31, 1993, pursuant to which the Company granted registration rights with respect to the securities of the Company owned by the Purchasers, as that term is defined in the Rights Agreement.

     C. By this Agreement, the Company and the Shareholders desire to provide for registration rights with respect to ten percent (10%) of the shares (the "Shares") of the Company's Common Stock issued to the Shareholders pursuant to the Merger.

                                   AGREEMENT:
                                   ---------

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1. For all purposes of the Rights Agreement, each Shareholder's Shares shall be "Registrable Securities," as that term is defined in Section 1.1(e) of the Rights Agreement, with respect to the Company's initial public offering of Common Stock, but no subsequent public offerings of the Company; provided, however, that no Shareholder shall be entitled to registration of more than 10% of his Shares.

     2. For all purposes of the Rights Agreement, each Shareholder shall be a "Purchaser" as that term is defined in Section 1.1(e) of the Rights Agreement, with respect to the Company's initial public offering of Common Stock, but no subsequent public offerings of the Company.

     3. The Rights Agreement may be amended or modified only in accordance with the terms and conditions set forth in Section 2.1 of the Rights Agreement.

     4. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Agreement may be waived or modified only by a written instrument signed by the Company and Shareholders owning a majority of the Shares.

     5. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the closing of the Merger, and if such closing does not occur, this Agreement shall be void ab initio and have no force and effect.

     The parties have executed this Agreement as of the day and year first above written.

                                       VISIGENIC SOFTWARE, INC.



                                       By:
                                          -------------------------------------



                                       SHAREHOLDER



                                       ----------------------------------------
                                                      Signature


                                       ----------------------------------------
                                             (Please print or type name)


                                       ----------------------------------------
                                                         Address


                                       ----------------------------------------
                                                City, State, Zip Code